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                                                                    EXHIBIT 23.2

                                    ARTHUR
                                   ANDERSEN



May 2, 1997                                         ------------------------
                                                       Arthur Andersen
                                                       A Member Firm of
                                                       Andersen Worldwide SC
                                                       ------------------------
The Board of Directors                                 141 Walker Street
Home Security International Inc.                       North Sydney 2060
Level 7                                                GPO Box 4329 Sydney 7001
77 Pacific Highway                                     02 9964 6000
NORTH SYDNEY NSW 2060                                  02 9922 2065 Fax
                                                       DX 1340 Sydney




Dear Sirs

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


Yours faithfully

/s/ Arthur Andersen